SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2003 (January 7, 2003)

SPECTRX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22179 (Commission File Numbers)	58-2029543 (I.R.S. Employer Identification Nos.)

6025A Unity Drive Norcross, Georgia (Address of Principal Executive Offices)	30071 (Zip Code)

Registrants' Telephone Number, Including Area Code:     (770) 242-8723

(Former Name or Former Address, if Changed Since Last Report)

Item 5.          Other Events and Regulation FD Disclosure.

     On January 7, 2003,  SpectRx Inc. announced that it seeks to terminate its continuous glucose monitoring development agreement with Abbott Laboratories and is withholding payment in connection with the redemption of SpectRx preferred stock held by Abbott, as more fully described in the press release, a copy of which is filed as Exhibit 99.1 hereto and which information is incorporated herein by reference. Subsequently, on January 7, 2003, SpectRx received notice from Abbott that Abbott was terminating the development agreement unilaterally and that it was disputing the withholding of payment in connection with the redemption of the SpectRx preferred stock held by Abbott and referring the matter for negotiation and, if necessary, alternative dispute resolution as provided in the development agreement.

Item 7.         Financial Statements and Exhibits.

                    (a)      Financial Statements of Business Acquired.
                               NOT APPLICABLE.

                    (b)     Pro Forma Financial Information.
                              NOT APPLICABLE.

                    (c)      Exhibits.

     The following exhibit is filed with this report:

Exhibit No.	Exhibit Description

99.1	Press Release, dated January 7, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPECTRX, INC.

/s/THOMAS H. MULLER
	By:	Thomas H. Muller
Executive Vice President and Chief Financial Officer

Date: January 8, 2003

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated January 7, 2003.